UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2015

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gary J. Daichendt to Polycom Board of Directors

On August 5, 2015, the Board of Directors (the “Board”) of Polycom, Inc. (“Polycom”) appointed Gary J. Daichendt to serve on the Board. Mr. Daichendt was also appointed to the Corporate Governance and Nominating Committee of the Board.

Mr. Daichendt will participate in the non-employee director compensation arrangements described in Polycom’s 2015 proxy statement. Pursuant to the terms of the amended and restated Polycom, Inc. 2011 Equity Incentive Plan, Mr. Daichendt received an initial grant of 15,000 restricted stock units on August 5, 2015, which will vest as to 5,000 shares on November 27, 2015, as to 5,000 shares on February 27, 2016 and as to 5,000 shares on May 27, 2016. Mr. Daichendt will also execute Polycom’s standard form of indemnification agreement.

A copy of the press release announcing Mr. Daichendt’s appointment to the Board is furnished herewith as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2015, in connection with the appointment of Mr. Daichendt to the Board, the Board approved an amendment to Section 3.2 of Polycom’s Bylaws to increase the size of the Board from seven (7) to eight (8) members, effective August 5, 2015. A copy of the Amended and Restated Bylaws of Polycom is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc.

99.1	Press Release, dated August 6, 2015, entitled “Polycom Appoints Gary Daichendt to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: August 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Polycom, Inc.

99.1	Press Release, dated August 6, 2015, entitled “Polycom Appoints Gary Daichendt to Board of Directors.”